Q4 and Fiscal 2026 Earnings Review JUNE 16, 2O26 NYSE:WLY

SAFE HARBOR STATEMENT This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward- looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected synergies and opportunities; (x) the ability to realize operating savings over time and in fiscal year 2027 in connection with our multiyear Global Restructuring Program and completed dispositions; (xi) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiii) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xiv) other factors detailed from time to time in our filings with the SEC. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances. NON-GAAP FINANCIAL MEASURES Wiley provides non-GAAP financial measures and performance results such as: ▪ Organic Revenue Growth ▪ Adjusted Revenue ▪ Adjusted Earnings Per Share (“Adjusted EPS”); ▪ Free Cash Flow; ▪ Adjusted Operating Income and margin; ▪ Adjusted Income Before Taxes ▪ Adjusted Income Tax Provision ▪ Adjusted Effective Tax Rate ▪ EBITDA (earnings before interest, taxes, depreciation and amortization), Adjusted EBITDA and margin; and ▪ Results on a constant currency (“CC”) basis. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2027 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP. 2

Trusted content and intelligence for the advancement of science and innovation

Wiley Flywheel: Reinforcing Growth Engines fuels REINFORCING GROWTH ENGINES Research Foundational growth engine Leveraging our moat, scale, and relationships to cultivate content and data, and drive share in high- demand disciplines Content and Data Rich, curated datasets from world- class research across scientific, technical, and medical disciplines accelerates feeds ▪ Publishing feeds content and data ▪ Content and data fuels AI and analytics ▪ AI and data analytics powers intelligence ▪ Intelligence accelerates publishing AI Intelligence Intelligence accelerates peer reviewed research, insights, workflows, and discovery powers AI and Data Analytics Emerging growth engine Leveraging our content, data, and relationships for AI models, intelligence, and analytics

Wiley’s Breakout Year Scaling in Research and AI & Data • Delivered mid-single digit growth in Research with record volume and strong recurring revenue • Acquired Emerald Publishing* to extend our scale in Research and content advantage in AI • Delivered 23% growth in AI revenue ($49M) with expanding recurring stream • Executed strategic partnerships as early leader in Healthcare AI, including IQVIA and Open Evidence; launched Nexus licensing service • Delivering on key growth initiatives, including expansion of Advanced portfolio and build out of Clinical Outcomes Assessments business • Executed landmark Virtusa partnership to transform product innovation and reduce costs • Named world-class executives in Research* and AI and Data Analytics *After year closed. Unparalleled Partner Ecosystem New AI and Data Partnerships New Research Partnerships Recent Acquisitions

Fiscal 2026 Performance ▪ Adjusted Revenue performance driven by strong demand and execution in Research (+4%) offset by market-related challenges in Learning (-7%) ▪ Adjusted EBITDA growth from material progress in reducing corporate expenses and driving Research and Learning margin expansion; Adjusted EBITDA margin up 220 basis points to 26.2% ▪ Adjusted EPS growth driven by Adjusted Operating Income growth of 18%; Adjusted Operating Margin up 260 basis points to 17.7% ▪ Free Cash Flow growth driven by increased cash earnings and lower capex moderated by late renewal signings impacting the timing of cash collections ▪ Returned $174M to shareholders, including record share repurchases of $100M Adj. Revenue* 0% $1,677M GAAP EPS ▲$2.63 $4.16 Adj. EPS* ▲15% $4.19 Adj. EBITDA* ▲10% $440M FCF ▲55% $195M *Adjusted Revenue +1% including impact of currency. Adjusted Revenue, Adjusted EPS, and Adjusted EBITDA performance excludes businesses held for sale or sold in Fiscal 2025 and impact of FX. FY26 Summary Record margins and strong double-digit growth in Free Cash Flow; record return to shareholders

Adj. EBITDA (% margin) Adj. Operating Income (% margin) * Free Cash Flow/ Conversion* Net Debt to EBITDA Share Repurchases Dividends Plus Share Repurchases Multi-Year Execution and Value Creation FY24 FY25 FY26 $398$369 $440 FY24 FY25 FY26 $126$114 $195 22.8% 24.0% 26.2% FY24 FY25 FY26 $251 $195 $296 12.1% 15.1% 17.7% 31% 32% 44% FY24 FY25 FY26 $137$122 $174 All metrics in $millions but Net Debt to EBITDA *Free Cash Flow/ Adjusted EBITDA* *Leverage as of April fiscal year end. Proforma leverage (ttm) has increased to 2.1 due to June 1 Emerald acquisition (including expected cost synergies), FY24 FY25 FY26 1.8x1.7x 1.4x** FY24 FY25 FY26 $60 $45 $100

Wiley’s Differentiators in the AI Economy Trusted, continually updating CONTENT AND DATA Provides access to the world’s trusted scientific, technical, medical, and scholarly content and data through our portfolio and partner portfolios Leading position in high-demand KNOWLEDGE DOMAINS Differentiated by leading positions in corporate R&D, including categories in health, chemistry, materials, food science, engineering, and economics World renowned TRUST AND REPUTATION Wide moat journal portfolio and peer review networks; home to Nobel prize winning authors and the world’s most prestigious societies Unencumbered market builder with FIRST MOVER ADVANTAGE Moving with speed and innovation with corporations and AI innovators building out critical models and applications; Wiley is on offense Strategic connector with unrivalled PARTNER ECOSYSTEM Leveraging unmatched network of publishing partners, large AI innovators, disruptors, corporations, government agencies, and institutions Leveraging partners & existing assets CAPITAL LIGHT MODEL Ability to leverage existing assets, partnership ecosystem, and open platforms for high returns with minimal investment “Gold In, Gold Out:” AI is only as good as the authoritative content, data, and intelligence that fuels it

Research Growth Engine

Durable growth across economic cycles and through continuous technological and societal change Peer-review publishers set the global standard for scientific excellence, with longstanding journal brands and peer review networks forming an enduring moat Peer-reviewed research is must-have content for institutions and, increasingly, corporations — and essential for researcher career advancement and funding ROI Demand is rising for verified research content underpinning high-value scientific, financial, legal, and policy workflows Research output keeps growing with global R&D spend and is set to accelerate with AI, which depends on recent, always evolving knowledge. Published research is fully protected under IP copyright law Research Publishing in the AI Knowledge Economy Research Publishing has successfully navigated every major technology shift; its core value — scientific trust, R&D fuel, author protection — endures

Wiley Research Momentum Accelerating

Growth trajectory supported by strong moat and trends in global science and researcher productivity

1. Driving market share gains with submissions up 25% and output up 11%, well above market average
2. Our Advanced portfolio is accelerating as a global brand across disciplines. *"With Advanced, Wiley has been quietly building an enviable portfolio." – Prominent Industry Newsletter*
3. Society partner ecosystem delivering strong gains in publishing and AI, including recent signing of mechanical engineers' society
4. Research Exchange Platform recently landed first publisher client (Liverpool University Press)
5. Addition of Emerald makes Wiley a category leader in Economics, Business and Finance and further strengthens overall portfolio


Research Organic Growth
Mid-single digit growth
+3%
+4%
FY25
FY26
FY27P

Top 3	**Leader**	**~2,500**	**10,000+**	**600+**
Wiley Market Position	Key Categories*	Journals	Institutions	Society Partners

WILEY

*Leadership position across important categories in Healthcare and Life Sciences, Chemistry, Materials Science, Engineering, Food and Agriculture Science, and now Economics, Business, and Finance

Emerald Transaction Rationale Expands Research scale and deepens proprietary content across the AI-driven knowledge economy HIGHLIGHTS STRATEGIC RATIONALE 1 Strengthens scale advantage and deepens proprietary content in Research Publishing, establishing or expanding category leadership in economics, business, finance, engineering, and across social sciences 2 Extends our value in AI and data analytics through proprietary content and data in high-value domains where AI models increasingly need authoritative, structured content to reason about markets, decisions, and the economy. 3 Delivers high-margin, highly recurring revenue stream with strong cash characteristics 4 Drives compelling value creation including ~$30M of annual cost synergies and incremental revenue growth opportunities Acquired Emerald for £337M, or USD $452M Valued at single-digit EBITDA multiple on a synergized basis (7x Adjusted EBITDA) Expected to be accretive to Adjusted EPS in Year 1 and Free Cash Flow in Year 2 Expected to achieve ROIC above our weighted average cost of capital by Year 2

Emerald at a Glance

$85M+*	37-38%*	92%	99.6%
FY26P Revenue	FY26P Adj. EBITDA Margin	Recurring Revenue	Customer Retention

- **Founded in 1967**; based in UK with 350 employees
- **Leading independent research publisher in social sciences** addressing key societal challenges - economics, business, finance, and engineering
- Decades of **specialized content** with **strong recurring revenue mix**
- Broad and loyal customer base in **growing and durable markets**
- **Diversified global business**, with 85% of revenue generated outside North America; largest markets include Asia (~33%) and Europe (~27%)
- **Performance-driven culture** recognized for integrity and quality

Robust Proprietary Content

485 Journals	**8,000** Books
3,000 Cases	**500,000** Backfile Assets
28% Submissions Growth	**90%** % of Revenue from Digital

*Projected for Emerald's fiscal year 2026 ending December. Wiley anticipates ~$30M of run rate cost synergies, resulting in a valuation of approximately 7x synergistic Adjusted EBITDA

WILEY

Wiley Value Drivers Emerald Accelerators Accelerate Research Core Growth ✓ Strategically expands Wiley’s portfolio to ~2,500 journals with leading positions across all key publishing areas ✓ Complementary journal portfolio growing revenue at mid-single digits worldwide ✓ Further strengthens our scale and moat for continued market share gains and compounding revenue growth Scale AI and Data Analytics ✓ Expands Wiley’s content and data advantage in social sciences, notably business, finance, and economics, on top of our strong position in life sciences, physical sciences, and engineering Drive Multi-Year Margin Expansion ✓ Substantially accretive to Wiley’s overall margin and Research Publishing margin ✓ Adds high-margin, highly recurring revenue stream Drive a Disciplined Portfolio and Capital Allocation ✓ Strengthens high value, in-demand portfolio; financial profile; and sustainable cash generation ✓ FCF accretive in Year 2 of integration Emerald Accelerates All of Wiley’s Value Drivers

Seamless Integration, Predictable Synergy Capture Phase 3: Optimization & Growth (2-3 Years) • Full $30M run rate cost synergies achieved • Free Cash Flow accretive by Year 2 • Revenue synergies expected to scale Phase 2: Platform & Operations Integration (3-12 Months) • Migrate journals to Wiley’s Research Platform • Migrate books and cases to Wiley Online Library • Adjusted EPS accretive by Year 1 • Early cross-sell and data / analytics use cases Phase 1: Post-Close (0-3 Months) • Day 1 close and integration governance established • Colleague, customer, and society communications • Interdependency and risk management • Organizational design • Cost-synergy workstreams and platform planning Leveraging Wiley’s proven playbook and world-class platform for integrating journal assets and businesses

Welcoming Jessica Kowalski as New Research Leader Proven innovator from RELX, AWS, and Microsoft • Executive Vice President & General Manager, Research • Leads Wiley’s next phase of AI-enabled research publishing and partnerships across the global knowledge ecosystem • Brings more than two decades of experience leading knowledge, data, research publishing, and AI-enabled businesses at global scale • Joins from Microsoft, where she held full P&L accountability for a large-scale global AI, data, and cloud services business; previously led data and analytics partnerships at Amazon Web Services • Deep publishing roots: 11 years at RELX in senior positions at Elsevier and LexisNexis, central to transforming the business from a content-centric publisher into an information analytics company

AI and Data Analytics Growth Engine

Wiley sits on a very deep and untapped mine of proprietary data Structured metadata & linked domains Cross-disciplinary linkages invisible to generic aggregators Validated research protocols & methods How studies were designed, not just what they found Peer review signals & editorial judgement Decades of credibility signals baked into the corpus Citation networks & reference graphs The connective tissue between ideas across disciplines Author & institutional relationships Who is working on what, with whom, and where Published content Articles, journals, search Our content advantages Life Sciences and Healthcare Leading position in 150+ disease areas; top position in clinical outcomes assessments and medical synthesis Chemistry Leading position in 100+ chemistry areas and spectral data; top global journals and partnerships Engineering & Materials Science Leading position in 50+ areas in Engineering and 50+ areas in Materials Science; top journals Agriculture & Food Science Leading position in 45+agriculture and food science topics; leading crops disease database Economics, Business, and Finance Emerald addition makes Wiley a leader across all key areas

FY24 FY25 FY26 FY27P $1M $8M 2-3x Wiley’s AI Growth by the Numbers AI Revenue (recurring revenue rapidly scaling) $40M $49M $23M $110M+ Lifetime AI Revenue 19 Corporate Subscription Customers - 12 life sciences - 4 engineering/materials/chemistry - 2 financial - 1 agriculture and food science 7 # of Top 10 Pharma Companies Served 4 LLM Training Customers 41 Nexus AI Licensing Publisher Partners 38K Researcher Trial Users on Gateway $50M+

AI & Data Analytics Growth Engine Three organic growth vectors leveraging existing assets, each with its own growth path 01 Database Solutions 02 Applied Research Intelligence 03 Audience Monetization Proprietary structured datasets HOW IT GROWS Extract and commercialize trapped institutional knowledge A synthesis-first intelligence platform embedding Wiley content in corporate R&D workflows HOW IT GROWS Move up the value chain from content access to actionable intelligence Scaling our unique data assets and reach into an analytics and AdTech platform HOW IT GROWS Scale advertising and project work into platform-based analytics business Compounding logic: structured datasets are the foundation the intelligence platform is built on AI cannot substitute scientific evidence in high-value use cases AI solutions and users require depth to be powerful in high-stakes use cases Corporates need to reach, engage, and understand the world's most valuable professional audiences through a single connected platform

Healthcare AI: Where Partnerships and Proprietary Data Converge The gap between published research and clinical practice has persisted for decades. Every content partnership that puts peer- reviewed evidence directly into the physician’s workflow makes that gap narrower. This one (Wiley) makes it meaningfully so. Daniel Nadler · CEO, OpenEvidence “ May 2025 Wiley partners with AWS Lifesciences to integrate peer- reviewed research into Agentic AI framework Jul 2025 Wiley partners with Anthropic to integrate trusted, peer-reviewed scholarly content directly into the Claude AI platform— first publisher to do so Nov 2025 Wiley executes strategic partnership with IQVIA to expand Clinical Outcomes Assessment go-to-market Mar 2026 Wiley executes multi-year agreement with OpenEvidence for research at point of care, holds equity stake Unlocking Value in Existing Portfolio: Clinical Outcomes Assessments ▸Hidden Gems: Wiley has one of the world's largest collections of COAs — patient-reported outcomes and fragmented data from clinical trials ▸Demand is ever-increasing: as clinical trials undergo fundamental transformation requiring these instruments for regulatory and efficiency purposes ▸New growth pathway: COA revenue rose from $700K (FY21) to $11M (FY26), up 68% from $6.5M in prior year; strong growth expected. IQVIA is Wiley's GTM partner ▸More Hidden Gems: Working to uncover other opportunities within our extensive portfolio Mar 2026 Wiley partners with Microsoft to bring Wiley research and evidence directly into the clinical workflow

Performance, Financial Position, and Outlook

Fourth Quarter 2026 Performance ▪ Revenue performance driven by strong demand in Research Publishing (+5%) offset by market-related challenges in Learning (-7%) ▪ Adjusted EBITDA growth from material progress in reducing corporate expenses (-22%) and driving Research margin expansion; Adjusted EBITDA margin up 480 basis points to 33.2% ▪ Adjusted EPS growth driven by strong Adjusted Operating Income growth of 26%; Adjusted Operating Margin up 520 basis points to 25.3% ▪ Returned $48M returned to shareholders, including record quarterly repurchases of $30M Revenue* 0% $448M GAAP EPS ▲$1.36 $2.61 Adj. EPS* ▲22% $1.67 Adj. EBITDA* ▲17% $149M All numbers except GAAP EPS exclude impact of FX. Q4 Summary Strong momentum in core with margin up over 400 basis points

Research Performance ▪ Research Publishing growth driven primarily by strong growth in gold open access and AI licensing ▪ Demand indicators and output trends favorable; AI expected to accelerate researcher productivity ▪ Research Solutions performance impacted by softness in recruitment; shifting business from legacy advertising to audience analytics platform based on modern AdTech expansion, AI-driven product innovation, and verified audiences ▪ Adjusted EBITDA growth up on revenue growth and restructuring savings; margin up 300bps to 37.7% Q4 Summary (millions) Q4 2026 Change Change CC Research Publishing $259 7% 5% Research Solutions $37 (3%) (4%) Total Revenue $296 5% 4% Adjusted EBITDA $111 14% 13% Adjusted EBITDA Margin 37.7% Fiscal 2026 Change Change CC $966 5% 3% $164 7% 6% $1,130 5% 4% $375 9% 8% 33.2%

Learning Performance ▪ Academic revenue performance due to lower AI licensing and print revenue offsetting growth in digital content and courseware ▪ Professional revenue performance impacted by market-related challenges around consumer and corporate spending and lower AI licensing revenue ▪ Responding by reorganizing our editorial focus toward higher-value authors and titles, and accelerating our shift to digital products and inclusive access; actioning to protect margins ▪ Adjusted EBITDA performance from restructuring actions; margin up 310bps to 46.1% (millions) Q4 2026 Change Change CC Academic $96 (4%) (5%) Professional $56 (9%) (10%) Total Revenue $152 (6%) (7%) Adjusted EBITDA $70 1% (1%) Adjusted EBITDA Margin 46.1% Fiscal 2026 Change Change CC $319 (4%) (5%) $228 (9%) (10%) $547 (7%) (7%) $208 (5%) (6%) 38.0% Q4 Summary

Reducing Costs and Driving Operational Excellence ▪ Tech transformation: reducing legacy and maintenance costs and shifting toward product and innovation work; retiring tech debt, consolidating facilities including sale of Sri Lanka center, building and leveraging our strategic partnership with Virtusa, and making disciplined choices about where we invest ▪ Corporate cost structure: driving cost savings across shared services including Finance, Operations, HR, and Marketing ▪ AI productivity: ramping initiatives in Legal, Marketing, and Content Operations to transform processes; additional initiatives targeting material run rate savings FY25 FY26 $166M $143M Corporate Expenses down 15% in Fiscal 2026 (-22% in Q4) Delivering margin expansion while reinvesting in strong, sustainable growth opportunities

Tech Transformation: Efficiency, Innovation, Growth AI-Native Innovation • AI woven into core processes — not bolted on as experiments • Software delivery faster and higher quality every quarter as AI accelerates development, test, and deployment • Customer-facing processes reimagined: better forecasting, faster resolution, more personalized experiences • Capabilities evolve continuously — staying at the AI frontier rather than locking into yesterday's tools Structural Cost Savings • Sustainable, structural savings from technology, operations, and AI transformation programs • Tech product development spend shifting from 30–35% to 50–60% of total technology budget • Deliberately redirecting resources from maintaining the past to building the future • Vendor portfolio rationalized — fewer, deeper partnerships delivering more value Product-Led Growth • Modern, integrated platforms replace fragmented legacy systems across tech and operations • New content and intelligence products and platforms launch faster — the foundation supports growth rather than constrains it • Modular, loosely-coupled architecture evolves as customer needs shift, without wholesale replacement • Secure by design — protecting Wiley's content, customer data, and IP as threats evolve Shifting from maintaining the past to building the future: intelligence products, faster, at better economics Driving permanent cost savings while shifting to new content and intelligence products

Free Cash Flow and Balance Sheet

Strong execution and capital light model leads to greater capacity and flexibility to invest



Free Cash Flow
(FCF conversion ratio)
$114
31%
$126
32%
$195
44%
FY24
FY25
FY26

- Improved cash earnings
- Lower capex (from $77M to $65M in F26)
- Late renewal signings impacted timing of cash collection from Q4 into Q1



Leverage Ratio (Net Debt to EBITDA)
1.7x
1.8x
1.4x
FY24
FY25
FY26

- Improved debt profile from earnings growth and utilization of approximately $120M of divestiture proceeds
- Leverage increased to 2.1x upon June 1 close of Emerald acquisition including anticipated cost synergies, within 1.5x to 2.5x high comfort range
- Total capacity increased by $300M

WILEY

Portfolio and Disciplined Capital Allocation Balancing high-return investments with returning cash to shareholders Organic investment • Scaling our journal portfolio to drive continued market share gains, notably our $70M Advanced portfolio growing at strong double digits; multiple new Advanced journals launched or in development • Delivering best-in-class Research Exchange Platform to drive incremental revenue growth from refer and transfer and submissions capture, and reduce cost to publish • Expanding AI capabilities and development of database solutions, notably COA buildout, and developing research intelligence platform Inorganic investment • Acquired Emerald Publishing for $452M, expanding Wiley’s journal portfolio to ~2,500 titles and establishing category leadership across economics, business, finance, and the social sciences • All-cash transaction valued at ~7x Adjusted EBITDA (including targeted cost synergies); expected to be accretive to Adjusted EPS in year one Portfolio optimization • Evaluating portfolio for potential divestitures that no longer fit our growth or margin profile Return to shareholders • Executed record share buyback of $100M in FY26, up 67% from prior year • $174M allocated to dividends and repurchases, up from $137M • Wiley increased dividend for 32nd consecutive year

Fiscal 2027 Momentum Research driving mid-single digit growth with accelerating researcher productivity and strong publishing output, growth in renewals, market share gains, and society wins; Learning improving due to digital growth in Academic and frontlist momentum in Professional AI momentum accelerating; recurring revenue expected to grow 2- 3x from $8 million base driven by multi-year partnerships and increased corporate momentum; new leadership and growth vectors materializing; IP copyright court decisions expected Operational excellence initiatives fast-tracking with full launch of Research Exchange Platform, managed services partnership, and AI Center of Excellence Margin expansion continuing while freeing up capacity to invest; continued tech transformation, corporate costs reduction, and AI productivity gains Relentless focus on portfolio optimization and disciplined capital allocation to drive higher ROIC and recurring-revenue growth while rewarding shareholders FY27 Priorities • Accelerating buildout of AI and data analytics engine: COA business expansion, structured data and intelligence platform, and behavioral analytics • Driving/ expanding multi-year agreements with corporate R&D customers and partners across verticals • Integrating Emerald and driving revenue and cost synergies • Accelerating Advanced portfolio expansion and driving incremental revenue and productivity gains through Research Exchange Platform and AI COE • Integration of Virtusa managed services partnership and shifting tech spend to growth and product development

Fiscal 2027 Outlook Metric Fiscal 2025 Fiscal 2026 Fiscal 2027 Outlook Organic Revenue Growth* Low to mid single digit growth (Research: mid-single digit growth) Adjusted EBITDA Margin 24.0% 26.2% 26.5% to 27.5% Adjusted EPS $3.64 $4.19 $4.60 to $5.05 Free Cash Flow $126M $195M $205M *Organic Revenue Growth excludes expected impact of Emerald acquisition (+$78 million revenue contribution in 11 months of Fiscal 2027) and foreign exchange. All other metrics include Emerald. The acquisition is expected to be accretive to Adjusted EPS by approximately $0.10 but dilutive to Free Cash Flow by $15 million (Year 1) • Organic Revenue Growth - driven by continued strength in Research, improvement in Learning, and ongoing demand for Wiley’s content, data, and intelligence in AI models and applications • Adjusted EBITDA Margin – reflecting anticipated cost savings and ongoing efficiency gains balanced with high-return, sustainable growth investment • Adjusted EPS – growth expectation driven by higher expected Adjusted Operating Income moderated by higher tax rate • Free Cash Flow – driven by expected cash earnings growth partially offset by year 1 dilution from Emerald ($15M), higher capex ($80M vs. $65M in FY26), expected restructuring costs, and higher cash taxes

Leading Wiley’s Next Chapter of Compounding Growth Matthew Kissner President & Chief Executive Officer Craig Albright EVP & Chief Financial Officer Jessica Kowalski EVP & General Manager, Research Jessica Mbaeliachi SVP, Strategy Danielle McMahan EVP & Chief People Officer Armughan Rafat Chief AI & Data Analytics Officer Anna Reeves SVP & Chief Marketing Officer Deirdre Silver EVP & General Counsel Andrew Weber EVP, Technology & Operations Proven track records in driving innovation and quality growth across content, analytics, and AI

Executive Summary Accelerating progress in all major areas of value creation — Driving significant margin and cash flow expansion through multi-year execution and value creation — Driving strong growth and momentum in Research and AI & data analytics — Deploying capital strategically and continuously improving ROIC Our two reinforcing growth engines are major beneficiaries of the AI economy — Research with a wide moat that is robust and uniquely secure; AI is accelerating the pace and volume of research — Research fuels the proprietary content, domain-specific intelligence, and partnership ecosystem in high demand for AI — AI & data analytics growth is accelerating as we uncover hidden gems in our portfolio and leverage our content advantage and unparalleled partner network for corporate and academic use Disciplined capital allocation and portfolio evaluation to compound shareholder value — Organic investment in AI and data analytics to drive high-margin, recurring revenue growth — Emerald acquisition expected to be significantly accretive to earnings and cash flow over time; leverage remains at high comfort level — Evaluating portfolio for fit to growth and/or margin profile — Continuing to reward long term shareholders with repurchases and dividends

Thank you for joining us For more information or follow-up: investors.wiley.com brian.campbell@wiley.com

Appendix - US GAAP to Non-GAAP Reconciliation

Reconciliation of US GAAP Earnings per Share to Non-GAAP Adjusted EPS

	Three Months Ended April 30, 2026	Three Months Ended April 30, 2025	Year Ended April 30, 2026	Year Ended April 30, 2025
US GAAP Earnings Per Share - Diluted	**$ 2.61**	**$ 1.25**	**$ 4.16**	**$ 1.53**
Adjustments:				
Restructuring and related charges	0.03	0.14	0.27	0.36
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments	0.02	(0.01)	0.05	0.08
Amortization of acquired intangible assets	0.15	0.15	0.79	0.76
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	(0.01)	0.18	0.08	0.38
Held for Sale or Sold segment Adjusted Net Loss	-	-	-	0.05
Income tax adjustments	(1.13)	(0.34)	(1.16)	0.48
Non-GAAP Adjusted Earnings Per Share - Diluted	**$ 1.67**	**$ 1.37**	**$ 4.19**	**$ 3.64**

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes

	Three Months Ended April 30, 2026	Three Months Ended April 30, 2025	Year Ended April 30, 2026	Year Ended April 30, 2025
US GAAP Income Before Taxes	**$ 94,973**	**$ 52,265**	**$ 215,086**	**$ 142,878**
Pretax Impact of Adjustments:				
Restructuring and related charges	3,076	12,490	19,203	25,561
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments	1,001	-	2,881	5,590
Amortization of acquired intangible assets	13,249	12,908	53,050	51,864
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	1,242	13,580	4,828	23,340
Held for Sale or Sold segment Adjusted Loss Before Taxes	-	-	-	3,578
Legal settlement	-	-	108	-
Non-GAAP Adjusted Income Before Taxes	**$ 113,541**	**$ 91,243**	**$ 295,156**	**$ 252,811**

Reconciliation of US GAAP Income Tax (Benefit) Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

	Three Months Ended April 30, 2026	Three Months Ended April 30, 2025	Year Ended April 30, 2026	Year Ended April 30, 2025
US GAAP Income Tax (Benefit) Provision	**$ (40,374)**	**$ (15,828)**	**$ (6,531)**	**$ 58,717**
Income Tax Impact of Adjustments (3)				
Restructuring and related charges	1,444	4,633	4,682	5,947
Foreign exchange losses on intercompany transactions, including the write off of certain cumulative translation adjustments	118	571	464	1,170
Amortization of acquired intangible assets	5,313	4,720	11,298	10,231
Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale	1,684	3,715	480	2,368
Held for Sale or Sold segment Adjusted Tax Benefit	-	-	-	807
Legal settlement	-	-	-	-
Income Tax Adjustments				
Impact of withholding tax on Sri Lanka distribution	226	-	(982)	-
Impact of valuation allowance on the US GAAP effective tax rate	57,990	18,776	58,324	(26,008)
Impact of change in Germany statutory tax rate on deferred tax balances	418	-	4,286	-
Impact of change in certain US state tax rates in 2025	-	(117)	-	(117)
Non-GAAP Adjusted Income Tax Provision	**$ 26,819**	**$ 16,470**	**$ 72,021**	**$ 53,115**
US GAAP Effective Tax Rate	**-42.5%**	**-30.3%**	**-3.0%**	**41.1%**
Non-GAAP Adjusted Effective Tax Rate	**23.6%**	**18.1%**	**24.4%**	**21.0%**

Notes:

(1) All amounts are approximate due to rounding.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors.

(3) For the three months and years ended April 30, 2026 and 2025, respectively, substantially all of the tax impact was from deferred taxes.

WILEY

Appendix – Net Income to Adjusted EBITDA 2026 2025 2026 2025 Net Income 135,347$ 68,093$ 221,617$ 84,161$ Interest expense 9,646 11,270 43,848 52,547 (Benefit) provision for income taxes (40,374) (15,828) (6,531) 58,717 Depreciation and amortization 35,510 36,681 143,477 147,126 Non-GAAP EBITDA 140,129 100,216 402,411 342,551 Restructuring and related charges 3,076 12,490 19,203 25,561 Net foreign exchange transaction losses 1,362 826 6,564 8,142 Net loss on sale of businesses, assets, and impairment charges related to assets held-for-sale 1,242 13,580 4,828 23,340 Other expense (income), net 2,919 (1,469) 6,533 (5,498) Held for Sale or Sold segment Adjusted EBITDA - - - 3,578 Legal settlement - - 108 - Non-GAAP Adjusted EBITDA 148,728$ 125,643$ 439,647$ 397,674$ Adjusted EBITDA Margin 33.2% 28.4% 26.2% 24.0% Notes: (1) All amounts are approximate due to rounding. (2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. April 30, April 30, Three Months Ended Year Ended JOHN WILEY & SONS, INC. SUPPLEMENTARY INFORMATION (1)(2) RECONCILIATION OF US GAAP NET INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA (in USD thousands) (unaudited)